UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

Voting Results.

At the 2015 Annual Meeting of Shareholders of Analog Devices, Inc. (the “Company”), held on March 11, 2015, the proposals listed below were submitted to a vote of our shareholders. The proposals are described in our definitive proxy statement for the Annual Meeting.

Proposal 1 – The election of eleven nominees to our Board of Directors each for a term expiring at the next annual meeting of shareholders.

The eleven (11) nominees named in the definitive proxy statement were elected to serve as directors until our 2016 annual meeting of shareholders. Information as to the vote on each director standing for election is provided below:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Ray Stata	266,425,077	1,051,972	237,242	15,711,690
Vincent T. Roche	266,901,747	547,671	264,873	15,711,690
José E. Almeida	266,637,495	649,716	427,080	15,711,690
Richard M. Beyer	266,893,581	306,559	514,151	15,711,690
James A. Champy	265,685,258	1,514,549	514,484	15,711,690
Edward H. Frank	266,748,070	385,683	580,538	15,711,690
John C. Hodgson	266,771,779	391,075	551,437	15,711,690
Yves-Andre Istel	266,729,468	505,515	479,308	15,711,690
Neil Novich	266,681,328	462,590	570,373	15,711,690
Kenton J. Sicchitano	266,536,195	681,460	496,636	15,711,690
Lisa T. Su	266,871,235	315,292	527,764	15,711,690

Proposal 2 – The approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our proxy statement.

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
260,790,940	5,556,682	1,366,669	15,711,690

Proposal 3 – The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2015.

The shareholders ratified the Company’s selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending October 31, 2015. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
280,434,220	2,563,652	428,109

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Senior Vice President, General Counsel and Secretary